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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report relating to the financial statements which appear in AuGRID Corporation's Annual Report on Form 10-KSB for the year ended December 31, 2002.


/s/ HENRY L. CREEL & CO., INC.
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Henry L. Creel Co., Inc.
Cleveland, Ohio
December 3, 2003